UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 27, 2015

FUTURA PICTURES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	005-88359	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Fl. KGIT, 1601 SanAm-Dong Mapo-Gu, Seoul, Korea		1601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		02-6959-8500

17337 Ventura Boulevard, Suite 312

 Encino, California 91316
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On February 27, 2015, Futura Pictures, Inc. (the “Company”) issued an aggregate of 29,115,670 shares of the Company's common stock at a price of USD$0.02827 per share for total proceeds of up to USD$823,099 pursuant to a private placement offering (the “Offering”) approved by the Company’s Board of Directors. The shares were issued pursuant to Rule 903 of Regulation S of the Securities Act of 1933, as amended on the basis of representations provided by the subscribers to the Offering that they were not in the United States at the time of the Offering, are not “U.S. persons” as defined in Regulation S, and were not acquiring the Company’s shares for the account or benefit of any U.S. person. No directed selling efforts have been or will be made in the United States, and the Company has implemented the offering restrictions required by Regulation S.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On February 27, 2015 a change in control in Futura Pictures, Inc. (the “Company”) occurred as a result of the transactions described below.

On February 27, 2015 under the terms of that Securities Purchase Agreement among and between the Company, Buddy Young, the Young Family Trust (the “Trust”), Sung-Ho Park, Jae-Min Oh and Rak-Gu Kim (Messrs. Park, Oh and Kim collectively being the “Purchasers”) dated February 16, 2015 and as amended by that Amendment No. 1 to Securities Purchase Agreement dated February 20, 2015 (as amended, the “Securities Purchase Agreement”), the Purchasers purchased from the Trust a total of 1,070,000 shares (the “Principal Shares”) of the Company’s common stock at a price of $0.025234 per share or $27,000 in the aggregate. Concurrent with their acquisition of the Principal Shares, the Purchasers acquired a total of 16,330,270 additional shares of the Company’s common stock under the Company’s private placement offering at a price of $0.02827 per share (the “Offering”). A total of 29,115,670 shares of the Company’s common stock were sold in the Offering, for total gross proceeds to the Company of $823,099. As a result of their acquisition of the Principal Shares and the shares acquired by them under the Offering, as of the Record Date, the Purchasers as a group owned a total of 17,400,270 shares in the common stock of the Company, being approximately 56.6% of the total outstanding shares of the Company. The Purchasers paid for the purchase price of the Principal Shares and the shares acquired by them under the Offering using their own funds.

Pursuant to the terms of the Securities Purchase Agreement, upon closing of the purchase and sale of the Principal Shares, Mel Powell resigned as a director and as the Secretary of the Company, and Buddy Young resigned as Chairman of the Board and as Chief Executive Officer, Chief Financial Officer and Treasurer of the Company (but remained as a director of the Company) and the following persons were appointed as directors and executive officers of the Company:

Name	Position(s)
Buddy Young	Director
Jae Min Oh	Chief Executive Officer and President
Rak Gu Kim	Director, Chief Financial Officer, Treasurer and Secretary

Under the terms of the Securities Purchase Agreement, ten (10) days after an information statement complying with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the Company’s stockholders, Mr. Young will resign as a director of the Company and Jae-Min Oh and Sung Ho Park will be appointed as directors of the Company, with Mr. Park being appointed as Chairman of the Board of Directors. In addition to the appointment of Mr. Park and Mr. Oh as directors of the Company, it is also expected that Kyung Chun (Ken) Min and Jae Kang Lee will be appointed as directors of the Company. The required information statement was filed with the SEC and mailed to the Company’s stockholders of record on March 2, 2015.

Other than the forgoing, the Company is not aware of any arrangements that might result in a change in control of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 27, 2015, pursuant to the terms of the Securities Purchase Agreement, upon closing of the purchase and sale of the Principal Shares, Mel Powell resigned as a director and as the Secretary of the Company, and Buddy Young resigned as Chairman of the Board and as Chief Executive Officer, Chief Financial Officer and Treasurer of the Company (but remained as a director of the Company) and the following persons were appointed as directors and executive officers of the Company:

Name	Age	Position(s)
Buddy Young	79	Director
Jae Min Oh	58	Chief Executive Officer and President
Rak Gu Kim	44	Director, Chief Financial Officer, Treasurer and Secretary

The resignations of Mr. Powell and Mr. Young were not due to any disagreements with the Company of any nature.

Buddy Young. Mr. Young has been a director of the Company since its inception in December 2003, and previously served as the Company’s President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors from inception to February 27, 2015.  From June 2000, until December 2006, Mr. Young served as an officer and director of Dematco, Inc., (f.k.a. Advanced Media Training), a company that produced and distributed management and general workforce training products. Prior to that Mr. Young served as a director and chief executive officer of a number of firms including, MGPX Ventures, Inc., now known as Contango Oil & Gas, Bexy Communications, Inc., now known as Cheniere Energy, and Color Systems Technology, Inc. Prior to joining Color Systems, Mr. Young served as Director of West Coast Advertising and Publicity for United Artists Corporation, as well Director of Worldwide Advertising and Publicity for Columbia Pictures Corp and Vice President of Worldwide Advertising and Publicity for MCA/Universal Pictures, Inc. For over forty-five years, Mr. Young has been an active member of The Academy of Motion Picture Arts and Sciences and has served on a number of industry-wide committees.

Jae Min Oh. Mr. Oh was appointed as Chief Executive Officer and President of the Company on February 27, 2015. Mr. Oh has extensive experience in marketing, promoting and developing businesses in the cosmetics industry and in media production in the Republic of Korea. An experienced business executive, Mr. Oh has a clear understanding of market and consumer demand in the Republic of Korea. From 2008 to 2014, Mr. Oh was the Chief Executive Officer of NTIME Inc., a cosmetics company based in Seoul Korea. Previously, Mr. Oh has acted as a senior executive officer at JoongAng Ilbo, one of the three largest newspapers in the Republic of Korea and as Director of Promotion Planning at Cheil Worldwide, a marketing solutions company under the Samsung Group that offers advertising, public relations and marketing services. Mr. Oh also worked as Director of Production for for Newsweek Korea’s coverage of the 2002 FIFA World Cup in Korea and Japan, and as the editor of Health Magazine published by the YTN Group, one of the Republic of Korea’s largest media, broadcast and telecommunications companies. Mr. Oh obtained a Bachelor of Broadcasting and Mass Media from Jeonbuk National University in 1984.

Rak Gu Kim. Mr. Kim was appointed as a director and as the Chief Financial Officer, Treasurer and Secretary of the Company on February 27, 2015. Mr. Kim has extensive experience in the financial industry. From 2010 to 2014, Mr. Kim acted as the Chief Financial Officer and Chief Investment Officer in the Strategic Planning Department of CNK Mining Co. Ltd., a mineral resource exploration and development company based in Seoul, Korea. From 2009 to 201, Mr. Kim acted as the Vice President and Chief Financial Officer of NTIME Inc., a cosmetics company based in Seoul, Korea. From 2007 to 2008, Mr. Kim acted as a manager in the Corporate Advisory and Finance department of Shinhan Bank, a Korean bank with more than $150 billion in assets and over 10,000 employees. From 2003 to 2007, Mr. Kim served as Section Chief of the Private Equity Team of the Public Officials Benefit Association of Korea. From 2012 to 2014 Mr. Kim also acted as Chief Financial Officer and a director of CNK Global Inc., a Florida corporation acquired by CNK Mining Co. Ltd. that previously traded on the OTCQB marketplace under the symbol ALFE. Mr. Kim obtained a Master’s Degree in International Business from the Hankuk University of Foreign Studies in the Republic of Korea in 1997.

Except as described below and under Items 3.02 and 5.01 of this Report on Form 8-K, none of the above persons has had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect the Company:

The Company had an agreement with Mr. Young, the Company’s former Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Treasurer to borrow up to $225,000 at 8% interest through December 31, 2014. Through November 30, 2014, the date of the Company’s most recently available financial statements, the outstanding balance was $226,754 with accrued interest of $60,306. The amounts due to Mr. Young under this financing arrangement were settled in full for the sum of $288,000 upon closing of the transactions described under Item 3.02 and 5.02 of this Report on Form 8-K.

In addition to the transactions referred to above, immediately after closing of the transactions described under Items 3.02 and 5.02 of this Report on Form 8-K, the Company retained Mr. Young as a consultant to operate the Company’s self-improvement and workforce training video business, allowing the Company’s new management to pursue other business opportunities for the Company. Mr. Young has been engaged for an initial term ending June 30, 2015 in consideration for a consulting fee in the amount of $60,000.

The Company does not have any material compensatory arrangements with Mr. Oh or Mr. Park.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURA PICTURES, INC.

Date: March 5, 2015
	By:	/s/ Rak Gu Kim
Rak Gu Kim
Chief Financial Officer, Treasurer and Secretary